UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 20, 2016
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

Tender Offer

On October 21, 2016, Diamondback Energy, Inc. (“Diamondback”) issued a press release announcing that it has commenced a cash tender offer to purchase any and all of its 7.625 % Senior Notes due 2021. A copy of the press release, which summarizes the basic terms of Diamondback’s offer to purchase, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Notes Offering

On October 20, 2016, Diamondback issued a press release announcing the pricing at par of the offering of $500 million aggregate principal amount of its 4.75% Senior Notes due 2024 (the “Notes”) to fund the repurchase of its outstanding 7.625% Senior Notes due 2021. The Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes offering is expected to close on October 28, 2016, subject to customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This report is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated October 21, 2016 entitled “Diamondback Energy Launches Tender Offer for Any and All of its 7.625% Senior Notes Due 2021.”
99.2	Press Release dated October 20, 2016 entitled “Diamondback Energy, Inc. Prices $500 Million Offering of 4.75% Senior Notes to Repurchase its Outstanding 7.625% Senior Notes due 2021.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	October 21, 2016
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Senior Vice President and Chief Financial Officer